THOMAS P. MONAHAN
                           CERTIFIED PUBLIC ACCOUNTANT
                              208 LEXINGTON AVENUE
                           PATERSON, NEW JERSEY 07502
                                 (973) 790-8775


January 21, 2001



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Amended S-8 registration statement (File no.000-28461) of our report dated April 28, 2000 on our audits of the consolidated financial statements of Highland Holdings International, Inc. as of December 31, 1999, and for the year then ended.


/s/ Thomas P. Monahan
---------------------
Thomas P. Monahan
Certified Public Accountant
January 21, 2001